RESULTS OF SPECIAL MEETING OF SHAREHOLDERS (UNAUDITED)


On October 10, 2000, the special meeting of shareholders of The Latin America Investment Fund, Inc. (the "Fund") was held and the following matters were voted upon:

(1) To approve the Merger Agreement and Plan of Reorganization whereby The Latin America Equity Fund, Inc. will merge with and into the Fund.
For
Against
Abstain
Non-Votes
3,450,281
411,828
20,891
2,367,239

(2) To approve changes in the Fund's investment objective and fundamental investment policy from investing primarily in Latin
American debt and equity securities to investing, under normal conditions, substantially all, and at least 80%, of its total assets in Latin American equity securities.

For
Against
Abstain
Non-Votes
3,399,270
452,785
30,945
2,367,239

(3) To approve a new investment advisory agreement with Credit
Suisse Asset management, LLC.

For
Against
Abstain
Non-Votes
3,277,694
488,807
116,499
2,367,239

(4) To approve a new investment sub-advisory agreement with Celfin Servicios Financieros S.A.

For
Against
Abstain
Non-Votes
3,297,004
469,163
116,833
2,367,239